UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 27, 2009

PEOPLE’S LIBERATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015
 (Address of Principal Executive Offices/Zip Code)

(213) 745-2123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 27, 2009, People’s Liberation, Inc. and our wholly-owned subsidiary, Versatile Entertainment, Inc., filed a complaint for damages and equitable relief against Charlotte Russe Holding, Inc. and its wholly-owned subsidiary, Charlotte Russe Merchandising, Inc. (collectively, “Charlotte Russe”) in the Superior Court of the State of California, County of Los Angeles, Central District (Versatile Entertainment, Inc. v. Charlotte Russe Merchandising, Inc., BC424674) (the “Charlotte Russe Action”).  On that same day, we also filed suit against Advent International Corporation and certain of its subsidiaries, and David Mussafer and Jenny J. Ming (collectively, the “Advent Defendants”) in the Superior Court of the State of California, County of Los Angeles, Central District (Versatile Entertainment, Inc. v. Advent International Corporation, BC424675) (the “Advent Action”).

The complaints relate to our December 2008 agreement with Charlotte Russe (the “Agreement”), pursuant to which we agreed to exclusively sell to Charlotte Russe in North America and Central America, People’s Liberation® branded apparel, apparel accessories, eyewear, jewelry, watches, cosmetics and fragrances, and to provide Charlotte Russe with marketing and branding support for People’s Liberation branded apparel and apparel accessories.  In consideration for the exclusive rights granted to Charlotte Russe under the Agreement, Charlotte Russe agreed to purchase from us a minimum of $65 million of People’s Liberation branded merchandise during the term of the Agreement.  Advent International Corporation, through its subsidiaries, acquired Charlotte Russe in October 2009.

On October 26, 2009, we received a letter from Charlotte Russe purportedly terminating the Agreement as a result of our alleged fraudulent inducement of Charlotte Russe to enter into the Agreement as well as our alleged subsequent material breaches of the Agreement.  We believe the allegations in the letter are demonstrably false and that the termination of the Agreement by Charlotte Russe was improper, constituting a material breach of the Agreement by Charlotte Russe for which we are entitled to damages.  Additionally, we assert that before acquiring Charlotte Russe, Advent International Corporation and certain of its subsidiaries and management, including David Mussafer and Jenny J. Ming, evaluated Charlotte Russe’s ongoing business and contractual relations, and decided that they would wrongfully attempt to avoid the contractual obligations under the Agreement by asserting fabricated breaches of contract against us, thus intentionally interfering with our contract with Charlotte Russe.

Our complaint in the Charlotte Russe Action includes four causes of action, including one for declaratory relief in which we seek declarations that (i) by Charlotte Russe’s efforts to wrongfully terminate the Agreement and their sale of People’s Liberation brand goods at “close-out” prices, they have breached the express terms of the Agreement; (ii) the Agreement is in full force and effect notwithstanding Charlotte Russe’s purported termination thereof; (iii) Charlotte Russe is required to perform its obligations under the Agreement and that no performance obligation has been excused; (iv) our actions, including those alleged acts complained of in Charlotte Russe’s October 26 letter, do not constitute material breaches of the Agreement; and (v) the express terms of the Agreement require Charlotte Russe to indemnify, hold harmless and defend us from any future or additional damages or costs incurred by us as a result of Charlotte Russe’s breach of the Agreement and as a result of our lawsuit.

In the Charlotte Russe Action, we have also asserted claims for:

•	breach of contract by Charlotte Russe for, among other things, wrongfully terminating the Agreement and for selling People’s Liberation branded apparel at “close-out” prices;

•
fraudulent misrepresentation relating to the misrepresentation and concealment of certain material facts from us, including making false representations about their ability and intent to promote People’s Liberation branded products for sale in their stores, their ability to perform their obligations under the Agreement, their discounting of People’s Liberation branded apparel in violation of the Agreement and the facts underlying their purported termination of the Agreement; and

•
negligent misrepresentation relating to the misrepresentation and concealment of certain material facts from us, including making false representations about their ability and intent to promote People’s Liberation branded products for sale in their stores, their ability to perform their obligations under the Agreement, their discounting of People’s Liberation branded apparel in violation of the Agreement and the facts underlying their purported termination of the Agreement.

We are seeking compensatory damages of no less than $59,000,000, punitive damages, preliminary and permanent injunctions enjoining Charlotte Russe and the other defendants from engaging in acts which diminish the value of the People’s Liberation brand, and an award of attorneys’ fees and costs incurred in relation to each cause of action.

In the Advent Action, we assert one cause of action for intentional interference with contract, for which we are seeking compensatory damages of no less than $59,000,000, punitive damages, as well as an award of attorney’s fees and costs incurred in relation to the action.

On October 28, 2009, Charlotte Russe Holding, Inc. and Charlotte Russe Merchandising, Inc. served a complaint against People’s Liberation, Inc. and Versatile Entertainment, Inc., which complaint was filed in the Superior Court of the State of California, County of Los Angeles, Central District (Charlotte Russe Holding, Inc. vs. Versatile Entertainment, Inc., BC424734).  In its complaint, Charlotte Russe has asserted claims for:

•	rescission of the Agreement based on fraudulent misrepresentations made by us to induce Charlotte Russe to enter into the Agreement;

•	fraud based on fraudulent misrepresentations made by us to induce Charlotte Russe to enter into and continue to perform its obligations under the Agreement; and

•
breach of contract by us for, among other things, (i) permitting other retailers to sell People’s Liberation branded products in Charlotte Russe’s exclusive territory; (ii) failing to provide the services under the Agreement; (iii) failing to maintain the promised quality of the products; (iv) failing to price the products in accord with the Agreement; and (v) failing to deliver all products in the time required under the Agreement.

Charlotte Russe is seeking restitution of all consideration paid to us under the Agreement, compensatory and punitive damages, and an award of attorneys’ fees and costs incurred in relation to each cause of action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLE’S LIBERATION, INC.

Date: November 6, 2009	By:	/s/ Darryn Barber
Darryn Barber
Chief Financial Officer and President